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                                                                EXHIBIT 10(n)(i)

[SILICON VALLEY BANK LOGO]

                           LOAN AND SECURITY AGREEMENT

BORROWER:         CALBIOCHEM-NOVABIOCHEM CORPORATION
ADDRESS:          10394 PACIFIC CENTER COURT
                  SAN DIEGO, CALIFORNIA  92121

DATE:             JULY 28, 1995


THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3000 Lakeside Drive, Santa Clara, California 95054-2895 and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").


1.   LOANS.

   1.1 LOANS. Silicon, in its reasonable discretion, will make loans to the Borrower (the "Loans") in amounts determined by Silicon in its reasonable discretion up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred. The Borrower is responsible for monitoring the total amount of Loans and other Obligations outstanding from time to time, and Borrower shall not permit the same, at any time, to exceed the Credit Limit. If at any time the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, the Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand.

   1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule hereto. Interest shall be payable monthly, on the due date shown on the monthly billing from Silicon to the Borrower. Silicon may, in its discretion, charge interest to Borrower's deposit accounts maintained with Silicon.

   1.3 FEES. The Borrower shall pay to Silicon a loan origination fee in the amount shown on the Schedule hereto concurrently herewith. This fee is in addition to all interest and other sums payable to Silicon and is not refundable.

2.   GRANT OF SECURITY INTEREST.

   2.1 OBLIGATIONS. The term "Obligations" as used in this Agreement means the following: the obligation to pay all Loans and all interest thereon when due, and to pay and perform when due all other present and future indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of the Borrower to Silicon, whether joint or several, monetary or non-monetary, and whether created pursuant to this Agreement or any other present or future agreement or otherwise. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's deposit accounts maintained with Silicon.

   2.2 COLLATERAL. As security for all Obligations, the Borrower hereby grants Silicon a continuing security interest in all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; and (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the



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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; and (f) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. Silicon's security interest in any present or future technology (including patents, trade secrets, and other technology) shall be subject to any licenses or rights now or in the future granted by the Borrower to any third parties in the ordinary course of Borrower's business; provided that if the Borrower proposes to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, Silicon shall first be requested to release its security interest in the same, and Silicon may withhold such release in its discretion.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

   The Borrower represents and warrants to Silicon as follows, and the Borrower covenants that the following representations will continue to be true, and that the Borrower will comply with all of the following covenants:

   3.1 CORPORATE EXISTENCE AND AUTHORITY. The Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on the Borrower. The execution, delivery and performance by the Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon the Borrower.

   3.2 NAME; TRADE NAMES AND STYLES. The name of the Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule hereto are all prior names of the Borrower and all of Borrower's present and prior trade names. The Borrower shall give Silicon 15 days' prior written notice before changing its name or doing business under any other name. The Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

   3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is the Borrower's chief executive office. In addition, the Borrower has places of business and Collateral is located only at the locations set forth on the Schedule to this Agreement. The Borrower will give Silicon at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

   3.4 TITLE TO COLLATERAL; PERMITTED LIENS. The Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by the Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the following ("Permitted Liens"):
(i) purchase money security interests in specific items of equipment; (ii) leases of specific items of equipment; (iii) liens for taxes not yet payable;
(iv) additional security interests and liens consented to in writing by Silicon in its reasonable discretion, which consent shall not be unreasonably withheld; and (v) security interests being terminated substantially concurrently with this Agreement. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that the Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement. Silicon now has, and will continue to have, a perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and the Borrower will at all times defend Silicon and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.

   3.5 MAINTENANCE OF COLLATERAL. The Borrower will maintain the Collateral in good working condition, and the Borrower will not use the Collateral for any unlawful purpose. The Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.


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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


   3.6 BOOKS AND RECORDS. The Borrower has maintained and will maintain at the Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

   3.7 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Silicon: (i) within 30 days after the end of each month, a monthly financial statement prepared by the Borrower*, and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that as of the end of such month the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request; and (ii) within 120 days following the end of the Borrower's fiscal year, complete annual financial statements*, certified by independent certified public accountants ** acceptable to Silicon and accompanied by the unqualified report thereon by said independent certified public accountants. ***

   * AND CALBIOCHEM-NOVABIOCHEM INTERNATIONAL, INC. (THE "PARENT"), INCLUDING CONSOLIDATING AND CONSOLIDATED FINANCIAL STATEMENTS RELATING TO THE PARENT AND BORROWER

   ** REASONABLY

   *** BORROWER AGREES TO CAUSE PARENT TO PROVIDE TO SILICON COPIES OF ALL REPORTS AND OTHER INFORMATION PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION WITHIN THE EARLIER OF 5 DAYS AFTER THE DATE DUE, IF ANY, OR WHEN SO PROVIDED.

   FURTHER, BORROWER AGREES TO DELIVER TO SILICON A COPY, UPON RECEIPT BY BORROWER, OF THE AUDIT TO BE CONDUCTED BY KPMG PEAT MARWICK L.L.P. IN CONNECTION WITH THE CONSUMMATION OF THE ACQUISITION (AS DEFINED IN THE SCHEDULE), WHICH AUDIT IS TO BE COMPLETED WITHIN 120 DAYS OF THE CLOSING OF THE ACQUISITION.

   3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. The Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and the Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by the Borrower. The Borrower may, however, defer payment of any contested taxes, provided that the Borrower (i) in good faith contests the Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. The Borrower is unaware of any claims or adjustments proposed for any of the Borrower's prior tax years which could result in additional taxes becoming due and payable by the Borrower. The Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and the Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrower, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

   3.9 COMPLIANCE WITH LAW. The Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Borrower, including, but not limited to, those relating to the Borrower's ownership of real or personal property, conduct and licensing of the Borrower's business, and environmental matters.

   3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefor known to the Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower to carry on its business in substantially the same manner as it is now being conducted. The Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrower involving amounts in excess of $250,000.

   3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

   3.12 ACQUISITION; ETC. BORROWER HAS DELIVERED TO SILICON COMPLETE AND CORRECT COPIES OF THE PURCHASE AGREEMENT (AS DEFINED IN THE SCHEDULE ATTACHED HERETO) AND ALL EXHIBITS AND SCHEDULES THERETO AND THE SAME HAVE NOT BEEN AMENDED SINCE THE DATE OF DELIVERY THEREOF TO SILICON. EACH OF THE REPRESENTATIONS AND


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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


WARRANTIES IN THE PURCHASE AGREEMENT IS TRUE AND CORRECT AS OF THE DATE HEREOF, AND WILL BE TRUE AND CORRECT AS OF THE TIME OF THE MAKING OF THE INITIAL LOANS HEREUNDER.

4.  ADDITIONAL DUTIES OF THE BORROWER.

   4.1 FINANCIAL AND OTHER COVENANTS. The Borrower shall at all times comply with the financial and other covenants set forth in the Schedule to this Agreement.

   4.2 OVERADVANCE; PROCEEDS OF ACCOUNTS. If for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, without limiting Silicon's other remedies, and whether or not Silicon declares an Event of Default, Borrower shall remit to Silicon all checks and other proceeds of Borrower's accounts and general intangibles, in the same form as received by Borrower, within one day after Borrower's receipt of the same, to be applied to the Obligations in such order as Silicon shall determine in its discretion.

   4.3 INSURANCE. The Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole and absolute discretion, except that, provided no Event of Default has occurred, Silicon shall release to the Borrower insurance proceeds with respect to equipment totaling less than $100,000, which shall be utilized by the Borrower for the replacement of the equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If the Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at the Borrower's expense. The Borrower shall promptly deliver to Silicon copies of all reports made to insurance companies.

   4.4 REPORTS. The Borrower shall provide Silicon with such written reports with respect to the Borrower (including without limitation budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time reasonably specify.

   4.5 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At all reasonable times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books and records and Borrower's books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing audits shall be at Silicon's expense, except that the Borrower shall reimburse Silicon for its reasonable out of pocket costs for semi-annual accounts receivable audits by third parties retained by Silicon, and Silicon may debit Borrower's deposit accounts with Silicon for the cost of such semi-annual accounts receivable audits (in which event Silicon shall send notification thereof to the Borrower). Notwithstanding the foregoing, after the occurrence of an Event of Default all audits shall be at the Borrower's expense.

   4.6 NEGATIVE COVENANTS. Except as may be permitted in the Schedule hereto, the Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation, except that the Borrower may merge or consolidate with another corporation if the Borrower is the surviving corporation in the merger and the aggregate value of the assets acquired in the merger do not exceed 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens; (ii) acquire any assets outside the ordinary course of business for an aggregate purchase price exceeding 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the acquisition; (iii) enter into any other transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (iv) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrower's business, and except for the sale of obsolete or unneeded equipment in the ordinary course of business; (v) make any loans of any money or any other assets; (vi) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on the Borrower or on the prospect of repayment of the Obligations; (vii) guarantee or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends on the Borrower's stock (except for dividends payable solely in stock of the Borrower); (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrower's stock; (x) make any change in the Borrower's capital structure which has a material adverse effect on the Borrower or on the prospect of repayment of the Obligations; or (xi) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction.


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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


   4.7 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to the Borrower, the Borrower shall, without expense to Silicon, make available the Borrower and its officers, employees and agents and the Borrower's books and records to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

   4.8 VERIFICATION. Silicon may, from time to time, following prior notification to Borrower, verify directly with the respective account debtors the validity, amount and other matters relating to the Borrower's accounts, by means of mail, telephone or otherwise, either in the name of the Borrower or Silicon or such other name as Silicon may reasonably choose, provided that no prior notification to Borrower shall be required following an Event of Default.

   4.9 EXECUTE ADDITIONAL DOCUMENTATION. The Borrower agrees, at its expense, on request by Silicon, to execute all documents in form satisfactory to Silicon, as Silicon, may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement.

5.   TERM.

   5.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule hereto (the "Maturity Date").

   5.2 EARLY TERMINATION. This Agreement may be terminated, without penalty*, prior to the Maturity Date as follows: (i) by the Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

   * OTHER THAN WITH RESPECT TO LIBOR RATE LOANS (AS DEFINED IN THE SUPPLEMENT TO SCHEDULE TO LOAN AGREEMENT (THE "SUPPLEMENT") ATTACHED TO THE SCHEDULE HERETO) AS MORE FULLY SET FORTH ON THE SUPPLEMENT

   5.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, the Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the reasonable discretion of Silicon, Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve the Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations, Silicon shall promptly deliver to the Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate any of Silicon's security interests.

6.   EVENTS OF DEFAULT AND REMEDIES.

   6.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by the Borrower or any of the Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in any material respect; or (b) the Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time exceed the Credit Limit; or (d) the Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) the Borrower shall fail to pay or perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date due; or (f) Any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) Dissolution, termination of existence, insolvency or business failure of the Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (h) the commencement of any proceeding against the Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in


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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; (i) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (j) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing; or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (k) the Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or
(l) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of the Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of the Borrower in effect on the date hereof, without the prior written consent of Silicon; or (m) the Borrower shall generally not pay its debts as they become due; or the Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law or (o) any default by Borrower or Parent under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Silicon, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Silicon, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

   6.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by the Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to the Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrower hereby authorizes Silicon without judicial process to enter onto any of the Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any or all of the Collateral by Court process, the Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require the Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and the Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Require Borrower to deliver to Silicon, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary indorsements, within one day after the date received by the Borrower; (f) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use the Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (g) Sell, lease or otherwise dispose of any of the Collateral in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on the Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve the Borrower of any liability the Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) Demand payment of, and collect any accounts and general

SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


intangibles comprising Collateral and, in connection therewith, the Borrower irrevocably authorizes Silicon to endorse or sign the Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value; (i) Offset against any sums in any of Borrower's general, special or other deposit accounts with Silicon; and (j) Demand and receive possession of any of the Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

   6.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. The Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to the Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrower any and all information concerning the same. Silicon may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

   6.4 POWER OF ATTORNEY. Upon the occurrence of any Event of Default, without limiting Silicon's other rights and remedies, the Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to the Borrower, and at the Borrower's expense, to do any or all of the following, in the Borrower's name or otherwise: (a) Execute on behalf of the Borrower any documents that Silicon may, in its sole and absolute discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of the Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of the Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; (c) Execute on behalf of the Borrower, any invoices relating to any account, any draft against any account debtor and any notice to any account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of the Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle accounts and general intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of the Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, the Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of the Borrower pursuant to this Agreement and any other present or future agreements. Silicon shall exercise the foregoing powers in a commercially reasonable manner. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of the Borrower.

   6.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the costs, expenses, liabilities, obligations

SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other persons legally entitled thereto; the Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale or other disposition of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

   6.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and the Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.   GENERAL PROVISIONS.

   7.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or the Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrower or to Silicon, or at the expiration of two business days following the deposit thereof in the United States mail, with postage prepaid.

   7.2 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

   7.3 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

   7.4 WAIVERS. The failure of Silicon at any time or times to require the Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between the Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Agreement or any other agreement now or in the future executed by the Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an officer of Silicon and delivered to the Borrower. The Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Silicon on which the Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

   7.5 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon.

   7.6 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrower and a duly authorized officer of Silicon.

   7.7 TIME OF ESSENCE. Time is of the essence in the performance by the Borrower of each and every obligation under this Agreement.

   7.8 ATTORNEYS FEES AND COSTS. The Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this

SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of the Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to the Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Levy, Small & Lallas, but Borrower acknowledges and agrees that Levy, Small & Lallas is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or the Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of the Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

   7.9 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release the Borrower from its liability for the Obligations.

   7.10 JOINT AND SEVERAL LIABILITY. If the Borrower consists of more than one person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

   7.11 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. The Borrower acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or the Borrower under any rule of construction or otherwise.

   7.12 MUTUAL WAIVER OF JURY TRIAL. THE BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND THE BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR THE BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR THE BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

   7.13 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and the Borrower shall be governed by, and in accordance with, the laws of the State of California. Any undefined term used in this Agreement that is defined in the California Uniform Commercial Code shall have the meaning assigned to that term in the California Uniform Commercial Code. As a material part of the consideration to Silicon to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Orange County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

   [Signatures on the following page]

SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives.

                                   BORROWER:

                                         CALBIOCHEM-NOVABIOCHEM CORPORATION


                                         BY  /s/ Stelios B. Papadopoulos
                                           -------------------------------------
                                                  PRESIDENT OR VICE PRESIDENT

                                         BY  /s/ James G. Stewart
                                           -------------------------------------
                                                  SECRETARY OR ASS'T SECRETARY

                                   SILICON:

                                         SILICON VALLEY BANK


                                         BY  /s/ Rita  Pirkl
                                           -------------------------------------
                                         TITLE  VP
                                              ----------------------------------

[SILICON VALLEY BANK LOGO]
                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:         CALBIOCHEM-NOVABIOCHEM CORPORATION
ADDRESS:          10394 PACIFIC CENTER COURT
                  SAN DIEGO, CALIFORNIA  92121

DATE:             JULY 28, 1995

         THIS SCHEDULE is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") of even date.

CREDIT LIMIT
(Section 1.1):                          The sum of (A), (B) and (C) below:

                                        (A) Revolving Loan Facility. An amount
                                        not to exceed the lesser of (i) or (ii):

                                        (i) $2,000,000 at any one time
                                        outstanding; or

                                        (ii) (a) 80% of the Net Amount of
                                        Borrower's accounts, which Silicon in
                                        its discretion deems eligible for
                                        borrowing plus (b) 10% of the Value of
                                        Borrower's inventory, which Silicon in
                                        its discretion deems eligible for
                                        borrowing, up to a maximum of $500,000
                                        total at any one time outstanding with
                                        respect to inventory (Loans under
                                        (ii)(a) above with respect to accounts
                                        are referred to as "Accounts Loans";
                                        Loans under (ii)(b) above with respect
                                        to inventory are referred to as
                                        "Inventory Loans" and together with the
                                        Accounts Loans are collectively referred to as the "Revolving Loans"; and the loan facility under this subsection (A) is referred to as the "Revolving Loan Facility");

                                        PLUS

                                        (B) Working Capital Term Loan Facility.
                                        The amount under the Working Capital
                                        Term Loan Facility (as defined below);

                                        PLUS

                                        (C) Acquisition Term Loan Facility. The
                                        amount under the Acquisition Term Loan
                                        Facility (as defined below).

                                        "Net Amount" of an account means the
                                        gross amount of the account, minus all
                                        applicable sales, use, excise and other
                                        similar taxes and minus all discounts,
                                        credits and allowances of any nature
                                        granted or claimed. "Value" of inventory means the lower of cost or wholesale market value. Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from the United States or any department, agency or instrumentality of the United States or any state, city or municipality*, accounts owing from an account debtor outside the United States (unless pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing. * TO THE EXTENT SUCH ACCOUNTS EXCEED 20% OF THE TOTAL ELIGIBLE ACCOUNTS OUTSTANDING


     LETTER OF CREDIT SUBLIMIT:         Silicon, in its reasonable discretion,
                                        will from time to time during the term
                                        of this Agreement issue letters of
                                        credit for the account of the Borrower
                                        ("Letters of Credit"), in an aggregate
                                        amount at any one time outstanding not
                                        to exceed $500,000, upon the request of
                                        the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has availability under the
                                        Revolving Loan Facility in an amount
                                        equal to or greater than the face amount of the Letters of Credit to be issued.
                                        Prior to the issuance of any Letters of
                                        Credit, Borrower shall execute and
                                        deliver to Silicon Applications for
                                        Letters of Credit and such other
                                        documentation as Silicon shall specify
                                        (the "Letter of Credit Documentation").
                                        Fees for the Letters of Credit shall be
                                        as provided in the Letter of Credit
                                        Documentation. Letters of Credit may
                                        have a maturity date up to twelve months beyond the Maturity Date in effect from time to time, provided that if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and costs due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement.

                                        The Credit Limit set forth above
                                        regarding the Revolving Loan Facility
                                        and the Loans available thereunder at
                                        any time shall be reduced by the face
                                        amount of Letters of Credit from time to time outstanding.

     FOREIGN EXCHANGE
     CONTRACT SUBLIMIT                  Up to $3,000,000 (the "Contract Limit")
                                        may be utilized for spot and future
                                        foreign exchange contracts (the
                                        "Exchange Contracts"). The Credit Limit
                                        regarding the Revolving Loan Facility
                                        available at any time shall be reduced
                                        by the following amounts (the "Foreign
                                        Exchange Reserve") on each day (the
                                        "Determination Date"): (i) on all
                                        outstanding Exchange Contracts on which
                                        delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus
                                        (ii) on all outstanding Exchange
                                        Contracts on which delivery is to be
                                        effected or settlement allowed within
                                        two business days after the
                                        Determination Date, 100% of the gross
                                        amount of the Exchange Contracts. In
                                        lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange
                                        Contract, the Borrower may request that
                                        Silicon debit the Borrower's bank
                                        account with Silicon for such amount,
                                        provided Borrower has immediately
                                        available funds in such amount in its
                                        bank account.

                                        Silicon may, in its discretion,
                                        terminate the Exchange Contracts at any
                                        time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                                        Borrower shall not permit the total
                                        gross amount of all Exchange Contracts
                                        on which delivery is to be effected and
                                        settlement allowed in any two business
                                        day period to be more than $500,000 (the
                                        "Settlement Limit"), nor shall Borrower
                                        permit the total gross amount of all
                                        Exchange Contracts to which Borrower is
                                        a party, outstanding at any one time, to exceed the Contract Limit.

                                        Notwithstanding the above, however, the
                                        amount which may be settled in any two
                                        (2) business day period may, in
                                        Silicon's sole discretion, be increased
                                        above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit (the "Discretionary Settlement Amount") under either of the following circumstances (the
                                        "Discretionary Settlement
                                        Circumstances"):

                                            (i) if there is sufficient
                                            availability under the Credit Limit
                                            regarding the Revolving Loan
                                            Facility in the amount of the
                                            Foreign Exchange Reserve as of each
                                            Determination Date, provided that
                                            Silicon in advance shall reserve the
                                            full amount of the Foreign Exchange
                                            Reserve against the Credit Limit
                                            regarding the Revolving Loan
                                            Facility; or

                                            (ii) if there is insufficient
                                            availability under the Credit Limit
                                            regarding the Revolving Loan
                                            Facility as to settlements within
                                            any two (2) business day period if
                                            Silicon is able to: (A) verify good
                                            funds overseas prior to crediting
                                            Borrower's deposit account with
                                            Silicon (in the case of Borrower's
                                            sale of foreign currency); or (B)
                                            debit Borrower's deposit account
                                            with Silicon prior to delivering
                                            foreign currency overseas (in the
                                            case of Borrower's purchase of
                                            foreign currency);

                                        Provided that it is expressly understood that Silicon's willingness to adopt the Discretionary Settlement Amount is a matter of Silicon's sole discretion and the existence of the Discretionary Settlement Circumstances in no way means or implies that Silicon shall be obligated to permit the Borrower to exceed the Settlement Limit in any two business day period.

                                        In the case of Borrower's purchase of
                                        foreign currency, Borrower in advance
                                        shall instruct Silicon upon settlement
                                        either to treat the settlement amount as an advance under the Credit Limit regarding the Revolving Loan Facility, or to debit Borrower's account for the amount settled.

                                        The Borrower shall execute all standard
                                        form applications and agreements of
                                        Silicon in connection with the Exchange
                                        Contracts, and without limiting any of
                                        the terms of such applications and
                                        agreements, the Borrower will pay all
                                        standard fees and charges of Silicon in
                                        connection with the Exchange Contracts.

                                        Without limiting any of the other terms
                                        of this Loan Agreement or any such
                                        standard form applications and
                                        agreements of Silicon, Borrower agrees
                                        to indemnify Silicon and hold it
                                        harmless, from and against any and all
                                        claims, debts, liabilities, demands,
                                        obligations, actions, costs and expenses
                                        (including, without limitation,
                                        attorneys' fees of counsel of Silicon's
                                        choice), of every nature and
                                        description, which it may sustain or
                                        incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                                        The Exchange Contracts shall have
                                        maturity dates no later than the
                                        Maturity Date.

   WORKING CAPITAL TERM
    LOAN FACILITY                       An amount up to $2,500,000 (such Loan is
                                        the "Working Capital Term Loan" and the
                                        loan facility relating thereto is the
                                        "Working Capital Term Loan Facility") to be utilized by the Borrower concurrently with closing of the Acquisition (as defined below). Once amounts under the Working
                                        Capital Term Loan Facility are repaid,
                                        such amounts may not be reborrowed.

                                        Borrower shall repay to Silicon the
                                        outstanding aggregate principal amount
                                        of the Working Capital Term Loan in 60
                                        consecutive monthly installments on the
                                        first day of each month commencing
                                        September 1, 1995 of which the first 59
                                        installments shall each be in the amount of $41,666.67, and the last installment shall be in the amount of the entire unpaid balance of the Working Capital Term Loan, provided that the entire amount of the Working Capital Term Loan, all accrued and unpaid interest thereon and all other Obligations relating thereto shall be paid in full no later than August 1, 2000, subject, however, to repayments as required pursuant to the Excess Cash Flow Repayment Covenant (as defined in paragraph 4 of the section hereof entitled "Other Covenants" (Section 4.1)).

                                        Borrower hereby further promises to pay
                                        interest to Silicon on the unpaid
                                        principal balance of the Working Capital
                                        Term Loan at the Interest Rate (as
                                        defined below). Such interest shall be
                                        paid each month in accordance with the
                                        terms of the Loan Agreement.





   ACQUISITION TERM
   LOAN FACILITY                        An amount up to $6,000,000 (such Loan is
                                        the "Acquisition Term Loan" and the loan facility relating thereto is the
                                        "Acquisition Term Loan Facility") to be
                                        utilized by the Borrower for the purpose of financing the assets acquired by Borrower pursuant to the Asset Purchase
                                        Agreement dated as of June 26, 1995 (the
                                        "Purchase Agreement") by and among
                                        Oncogene Science, Inc., as seller,
                                        Borrower, as buyer, and
                                        Calbiochem-Novabiochem International,
                                        Inc. ("Parent"). The acquisition and
                                        related transactions contemplated by the
                                        Purchase Agreement are collectively
                                        referred to as the "Acquisition". Once
                                        amounts under the Acquisition Term Loan
                                        Facility are repaid, such amounts may
                                        not be reborrowed.

                                        Borrower hereby further promises to pay
                                        interest to Silicon on the unpaid
                                        principal balance of the Acquisition
                                        Term Loan at the Interest Rate (as
                                        defined below). Such interest shall be
                                        paid each month in accordance with the
                                        terms of the Loan Agreement.

                                        Borrower shall repay to Silicon the
                                        outstanding aggregate principal amount
                                        of the Acquisition Term Loan in 60
                                        consecutive monthly installments on the
                                        first day of each month commencing
                                        September 1, 1995 as follows:

                                        (A) The first installment through and
                                        including the twelfth installment shall
                                        each be in the amount of $41,666.67;

                                        (B) The thirteenth installment through
                                        and including the twenty-fourth
                                        installment shall each be in the amount
                                        of $83,333.33; and

                                        (C) The twenty-fifth installment through and including the sixtieth installment shall each be in the amount of $125,000;

                                        Provided that the entire principal
                                        amount of the Acquisition Term Loan, all accrued and unpaid interest thereon and all other Obligations relating thereto shall be paid in full no later than August 1, 2000; subject, however, to repayments as required pursuant to the Excess Cash Flow Repayment Covenant.

SUPPLEMENT:                             The Supplement to Schedule to Loan
                                        Agreement (the "Supplement") attached
                                        hereto is hereby incorporated into and
                                        forms a part of this Schedule and this
                                        Loan Agreement.

INTEREST RATE (Section 1.2):            Interest on the Loans shall be paid at
                                        the applicable Interest Rate (as defined in the Supplement).

                                        Interest shall be calculated on the
                                        basis of a 360-day year for the actual
                                        number of days elapsed.

                                        "Prime Rate" means the rate announced
                                        from time to time by Silicon as its
                                        "prime rate;" it is a base rate upon
                                        which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Prime Rate-based Obligations shall change on each date there is a change in the Prime Rate.



LOAN ORIGINATION FEE
(Section 1.3):                          Revolving Loan Facility: 50 basis points
                                        per annum of the maximum amount
                                        available thereunder, which has been
                                        paid by the Borrower for the term ending on the Maturity Date;

                                        Working Capital Term Loan Facility: 50
                                        basis points of the maximum amount
                                        available thereunder, which has been
                                        paid by the Borrower; and

                                        Acquisition Term Loan Facility: 50 basis points of the maximum amount available thereunder, which has been paid by the Borrower.

MATURITY DATE
(Section 5.1):                          The Maturity Date shall be considered
                                        to be JULY __, 1996 for all purposes
                                        hereof other than with respect to the
                                        maturities of the Working Capital
                                        Term Loan and the Acquisition Term Loan, which shall have maturities as set forth in Section 1.1 above.

PRIOR NAMES OF BORROWER
(Section 3.2):                          CALBIOCHEM CORPORATION; CBC ACQUISITION
                                        CORPORATION

TRADE NAMES OF BORROWER
(Section 3.2):                          NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                          BOULEVARD INDUSTRIAL PARK, PADGE ROAD,
                                        BEESTON, NOTTINGHAM UNITED KINGDOM NG9
                                        2JR; 80-84 ROGERS STREET, CAMBRIDGE,
                                        MASSACHUSETTS.

MATERIAL ADVERSE LITIGATION
(Section 3.10):                         NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                          Without Silicon's prior written consent,
                                        Borrower may do the following, provided
                                        that, after giving effect thereto, no
                                        Event of Default has occurred and no
                                        event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) Borrower may upstream funds to the Parent in order to permit the Parent to repurchase shares of Parent's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount that the Borrower upstreams for such purpose does not exceed $100,000 in any fiscal year, provided, the Borrower is also permitted on a one-time basis to upstream funds to the Parent in order to permit the Parent to repurchase shares of Parent's stock owned by Richard B. Slansky as long as such additional amount that the

                                        Borrower upstreams for such purpose does not exceed $400,000; and (ii) Borrower may loan funds to the Parent in an aggregate amount not to exceed $500,000 at any one time outstanding for the purpose of the Parent's financing of Calbiochem-Novabiochem AG.

FINANCIAL COVENANTS
(Section 4.1):                          Borrower shall cause the Parent to
                                        comply with all of the following
                                        covenants on a consolidated basis
                                        effective with the month ending
                                        September 30, 1995. Compliance shall be
                                        determined as of the end of each month,
                                        except as otherwise specifically
                                        provided below:

     QUICK ASSET RATIO:                 Parent shall maintain a ratio of "Quick
                                        Assets" to current liabilities of not
                                        less than 1.0 to 1.

     TANGIBLE NET WORTH:                Parent shall maintain a tangible net
                                        worth of not less than $11,500,000.

     DEBT TO TANGIBLE
     NET WORTH RATIO:                   Parent shall maintain a ratio of total
                                        liabilities to tangible net worth of not more than 1.50 to 1.

     DEBT SERVICE RATIO:                Parent shall maintain a Debt Service
                                        Ratio (as referred to below) of 2.00 to
                                        1 as of the end of each fiscal quarter.

     DEFINITIONS:                       "Current assets," and "current
                                        liabilities" shall have the meanings
                                        ascribed to them in accordance with
                                        generally accepted accounting
                                        principles. "Tangible net worth" means
                                        the excess of total assets over total
                                        liabilities, determined in accordance
                                        with generally accepted accounting
                                        principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises. "Quick
                                        Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

                                        "Debt Service Ratio" means the ratio of
                                        (a) consolidated net income of Parent
                                        before interest, taxes, depreciation and other non-cash amortization expenses and other non-cash expenses of the Parent, determined in accordance with generally accepted accounting principles, consistently applied, to (b) the consolidated amount of Parent's obligations relating to payment of interest and current maturities of principal on Parent's outstanding indebtedness, determined in accordance with generally accepted accounting principles, consistently applied.


     DEFERRED REVENUES:                 For purposes of the above quick asset
                                        ratio, deferred revenues shall not be
                                        counted as current liabilities. For
                                        purposes of the above debt to tangible
                                        net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.

     SUBORDINATED DEBT:                 "Liabilities" for purposes of the
                                        foregoing covenants do not include
                                        indebtedness which is subordinated to
                                        the indebtedness to Silicon under a
                                        subordination agreement in form
                                        specified by Silicon or by language in
                                        the instrument evidencing the
                                        indebtedness which is acceptable to
                                        Silicon.

OTHER COVENANTS
(Section 4.1):                          Borrower shall at all times comply with
                                        all of the following additional
                                        covenants:

                                        1. BANKING RELATIONSHIP. Borrower shall
                                        at all times maintain its primary
                                        banking relationship with Silicon.

                                        2. MONTHLY BORROWING BASE CERTIFICATE
                                        AND LISTING. Within 20 days after the
                                        end of each month, Borrower shall
                                        provide Silicon with a Borrowing Base
                                        Certificate in such form as Silicon
                                        shall specify, and an aged listing of
                                        Borrower's accounts receivable.

                                        3. WARRANTS. Borrower shall cause Parent to provide Silicon with five-year warrants to purchase 1,280 shares of Common stock of Parent, at $2.50 per share, on the terms and conditions in the Warrant to Purchase Stock and related documents being executed concurrently with this Agreement.

                                        4. EXCESS CASH FLOW REPAYMENT COVENANT.
                                        Borrower shall be caused to be paid to
                                        Silicon, within 90 days after the end of each fiscal year of Parent, 25% of the Excess Cash Flow (as defined below) relating to such prior fiscal year, to be applied in inverse order of maturity to the outstanding principal balance of each of the Working Capital Term Loan and the Acquisition Term Loan, pro rata, based on the proportion that each such Loan bears to the sum of both such Loans (collectively referred to as the "Excess Cash Flow Repayment Covenant").

                                        As used herein the term "Excess Cash
                                        Flow" means for each fiscal year of
                                        Parent, on a consolidated basis, (a) the Parent's net income (after taxes), plus
                                        (b) depreciation and amortization
                                        (including amortizing finance charges),
                                        plus (c) non-cash interest charges,
                                        minus (d) all capital expenditures
                                        (including any capitalization of
                                        software), minus (e) scheduled principal payments on all of Parent's indebtedness for the succeeding twelve month period,
                                        (f) if there has been an increase in the Parent's net Working Capital since the end of the prior fiscal year, then plus the amount of any such increase, and (g) if there has been an decrease in the Parent's net Working Capital (as defined below) since the end of the prior fiscal year, then minus the amount of any such decrease, with all of the foregoing determined in accordance with generally accepted accounting principles, consistently applied. As used herein the term "Working Capital" means the amount represented by the difference between Parent's current assets and current liabilities, determined in accordance with generally accepted accounting principles, consistently applied.

                                        5. GUARANTY BY PARENT; PLEDGE; SECURITY
                                        AGREEMENT. Parent shall execute and
                                        deliver to Silicon the following: (a) a
                                        continuing guaranty of the Obligations
                                        on Silicon's standard form, (b) a
                                        general security agreement
                                        collateralizing such guaranty
                                        obligations on Silicon's standard form
                                        and (c) a pledge agreement on Silicon's
                                        standard form regarding the pledge to
                                        Silicon of the stock of Borrower,
                                        Calbiochem-Novabiochem GmbH,
                                        Calbiochem-Novabiochem (UK) Ltd. and
                                        Calbiochem-Novabiochem AG.

                                        6. GUARANTY BY CALBIOCHEM-NOVABIOCHEM
                                        AG; PLEDGE. Calbiochem-Novabiochem AG
                                        shall execute and deliver to Silicon:
                                        (a) a continuing guaranty of the
                                        Obligations on Silicon's standard form,
                                        and (b) a pledge agreement on Silicon's
                                        standard form regarding the pledge to
                                        Silicon of the stock of Clinalfa AG.
                                        Borrower agrees to cause the foregoing
                                        agreements to be delivered no later than 60 days from the the making of the initial Loans hereunder, and failure to do so shall constitute an Event of Default hereunder.

                                        7. PLEDGE BY BORROWER. Borrower shall
                                        execute and deliver to Silicon a pledge
                                        agreement on Silicon's standard form
                                        regarding the pledge to Silicon of the
                                        stock of Calbiochem-Novabiochem PTY and
                                        Calbiochem-Novabiochem Japan (the "Japan
                                        Stock"), provided that Borrower shall
                                        have up to 60 days from the making of
                                        the initial Loans hereunder to deliver
                                        the Japan Stock to Silicon.

                                        8. SUBORDINATION AGREEMENT. Parent shall execute and deliver to Silicon a subordination agreement on Silicon's standard form regarding the indebtedness owing from Borrower to Parent.

                                        9. ACQUISITION; ETC. Prior to the making of the initial Loans hereunder, Silicon shall have received and approved, in its discretion, final copies of the Purchase Agreement (together with all exhibits and schedules thereto) and all material certificates, documents and opinions delivered in connection therewith. Concurrently with funding of the initial Loans hereunder, the Acquisition shall be consummated under all applicable law; and all conditions precedent set forth in the Purchase Agreement shall have been fulfilled and the transactions contemplated thereby shall have been consummated substantially in accordance therewith.

                                        10. LEGAL OPINIONS. Prior to the making
                                        of the initial Loans hereunder: (a)
                                        Silicon shall have received copies of
                                        the legal opinions delivered to each of
                                        Borrower and Oncogene Science, Inc.
                                        under the terms of the Purchase
                                        Agreement and each of such opinions
                                        shall state that Silicon is permitted to rely thereon; and (b) Silicon shall have received from counsel to the Borrower a legal opinion in form and substance satisfactory to Silicon with respect to the Parent, the Borrower and the other subsidiaries of Parent incorporating those opinion matters set forth in
                                        Section 12.6 of the Purchase Agreement,
                                        provided, however, no opinion as to the
                                        enforceability of the loan documentation shall be required.

                                        11. LANDLORD CONSENT. Within 30 days
                                        from the making of the initial Loans
                                        hereunder, Borrower shall cause the
                                        landlord of the premises of Borrower in
                                        San Diego, California to execute and
                                        deliver to Silicon a landlord's consent
                                        on Silicon's standard form or otherwise
                                        in form acceptable to Silicon.

                                        12. SWISS LOAN FACILITY; AGREEMENT
                                        REGARDING TERMINATION; ETC.
                                        Calbiochem-Novabiochem AG has entered
                                        into a loan facility with
                                        Basellandschaftliche Kantonalbank (the
                                        "Swiss Loan Facility"). Borrower hereby
                                        represents and warrants to Silicon that
                                        there is no outstanding indebtedness
                                        under the Swiss Loan Facility. Further,
                                        Borrower hereby agrees that it will
                                        cause Calbiochem-Novabiochem AG: (a) not to incur any indebtedness thereunder and
                                        (b) to terminate the Swiss Loan Facility within 180 days from the date hereof.

                                        13. INITIAL AUDIT. The first,
                                        semi-annual audit referred to in Section
                                        4.5 of this Agreement shall be
                                        completed, with satisfactory results,
                                        prior to the making of any Loans
                                        hereunder.

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives.

                    BORROWER:

                      CALBIOCHEM-NOVABIOCHEM CORPORATION


                         BY /s/ Stelios P. Papadopoulos
                           --------------------------------------
                                     PRESIDENT OR VICE PRESIDENT

                         BY /s/ James G. Stewart
                            --------------------------------------
                                     SECRETARY OR ASS'T SECRETARY


                    SILICON:

                      SILICON VALLEY BANK


                         BY  /s/ Rita Pirkl
                           ------------------------------
                         TITLE  VP
                              ---------------------

                    SUPPLEMENT TO SCHEDULE TO LOAN AGREEMENT

         This Supplement to Schedule to Loan Agreement is a supplement to the Schedule to Loan and Security Agreement (the "Schedule") dated July 28, 1995 between Silicon Valley Bank and Calbiochem-Novabiochem Corporation, a California corporation, and forms a part of and is incorporated into the Schedule.

         1.       Definitions.

         "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Silicon customarily participates.

         "Interest Period" means for each LIBOR Rate Loan, a period of approximately one, two or three months as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Maturity Date.

         "Interest Rate" shall mean as to: (a) Prime Rate Revolving Loans, a rate per annum equal to the Prime Rate; (b) Prime Rate Term Loans, a rate per annum equal to the Prime Rate plus .375%; (c) LIBOR Rate Revolving Loans, a rate of 2.85% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower); and (d) LIBOR Rate Term Loans, a rate of 3.22% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

         "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Silicon to be the per annum rate of interest at which deposits in United States Dollars are offered to Silicon in the London interbank market in which Silicon customarily participates at 11:00 A.M. (local time in such interbank market) two Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

         "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

         "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

         "LIBOR Rate Revolving Loans" means the Revolving Loans or any portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

         "LIBOR Rate Term Loans" means the Working Capital Term Loans and/or the Acquisition Term Loans or any portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

         "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Prime Rate-based Obligations shall change on each date there is a change in the Prime Rate.

         "Prime Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

         "Prime Rate Revolving Loans" means the Revolving Loans or any portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

         "Prime Rate Term Loans" means the Working Capital Term Loans and/or the Acquisition Term Loans or any portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

         "Regulatory Change" means, with respect to Silicon, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Silicon of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Silicon by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

         2. Requests for Loans; Confirmation of Initial Loans. Each LIBOR Rate Loan shall be made upon the irrevocable written request of Borrower received by Silicon not later than 11:00 a.m. (Santa Clara, California time) on the Business Day three (3) Business Days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day; the amount of such Loan, the Interest Period for such Loan, and comply with such other requirements as Silicon determines are reasonable or desirable in connection therewith.

                  Each written request for a LIBOR Rate Loan shall be in the form of a Interest Rate Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

                  Each Prime Rate Loan shall be made upon the irrevocable written request of Borrower received by Silicon not later than 11:00 a.m. (Santa Clara, California time) on the Business Day one Business Day prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Silicon determines are reasonable or desirable in connection therewith.

                  Borrower hereby confirms its request that the Working Capital Term Loan and the Acquisition Term Loan shall initially be funded as LIBOR Rate Loans having a three month Interest Period, and that the initial Revolving Loan shall be a Prime Rate Loan.

         3.  Conversion/Continuation of Loans.

         (a) Borrower may from time to time request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after Silicon's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be, provided that:

         (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists;

         (ii) no party hereto shall have sent any notice of termination of this Agreement;

         (iii) Borrower shall have complied with such customary procedures as Silicon has established from time to time for Borrower's requests for LIBOR Rate Loans;

         (iv) the amount of a LIBOR Rate Revolving Loan shall be $250,000 or such greater amount which is an integral multiple of $50,000, and the amount of each LIBOR Rate Term Loan shall be the full amount of each LIBOR Rate Term Loan; and

         (v) Silicon shall have determined that the Interest Period or LIBOR Rate is available to Silicon which can be readily determined as of the date of the request for such LIBOR Rate Loan.

         Each written request for a conversion of a Prime Rate Loan to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan as set forth above shall be in the form of a Interest Rate Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

         Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or to continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Silicon shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Silicon had purchased such deposits to fund the LIBOR Rate Loans.

         (b) Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Silicon has received and approved a complete and proper request to continue such LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Silicon's option, upon notice by Silicon to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate, or (iii) the aggregate principal amount of the Prime Rate Revolving Loans which have previously been converted to LIBOR Rate Revolving Loans, or the aggregate principal amount of existing LIBOR Rate Revolving Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the loans then outstanding or (B) the Revolving Loans then available to Borrower hereunder. Borrower agrees to pay to Silicon, upon demand by Silicon (or Silicon may, at its option, charge Borrower's loan account) any amounts required to compensate Silicon for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

         (c) On all Loans, Interest shall be payable by Borrower to Silicon monthly in arrears not later than the first day of each calendar month at the applicable Interest Rate.

         4.  Additional Requirements/Provisions Regarding LIBOR Rate Loans; Etc.

         (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Silicon receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall, on demand by Silicon, pay Silicon the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Silicon by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Silicon in its reasonable discretion. Silicon's determination as to such amount shall be conclusive absent manifest error.

         (b) Borrower shall pay to Silicon, upon demand by Silicon, from time to time such amounts as Silicon may determine to be necessary to compensate it for any costs incurred by Silicon that Silicon determines are attributable to its making or maintaining of any Loans hereunder or its obligation to make any Loans hereunder, or any reduction in any amount receivable by Silicon hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

         (i) changes the basis of taxation of any amounts payable to Silicon under this Agreement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of Silicon by the jurisdiction in which such Silicon has its principal office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Silicon

(including any Loans or any deposits referred to in the definition of "LIBOR Base Rate", but excluding any requirements referred to above in the definition of LIBOR Rate relating to Reserve Requirements which have already been included in the determination of the LIBOR Rate); or

         (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

         Silicon will notify Borrower of any event occurring after the date of this Agreement which will entitle Silicon to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Silicon will furnish Borrower with a statement setting forth the basis and amount of each request by Silicon for compensation under this Section 4. Determinations and allocations by Silicon for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Silicon in respect of any Additional Costs, shall be conclusive absent manifest error.

         (c) Borrower shall pay to Silicon, upon the request of Silicon, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Silicon) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

         (d) If Silicon shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Silicon (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Silicon or any person or entity controlling Silicon (a "Parent") as a consequence of its obligations hereunder to a level below that which Silicon (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Silicon to be material, then from time to time, within 15 days after demand by Silicon, Borrower shall pay to Silicon such additional amount or amounts as will compensate Silicon for such reduction. A statement of Silicon claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

         (e) If at any time Silicon, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Silicon in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Silicon of lending the LIBOR Rate Loan, then Silicon shall promptly give notice thereof to Borrower, and upon the giving of such notice Silicon's obligation to make the LIBOR Rate Loans shall terminate, unless Silicon and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Silicon to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by

Silicon, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to
Section 4(a)).

                                    EXHIBIT A

                            INTEREST RATE CERTIFICATE

         The undersigned hereby certifies as follows:

         I, _______________________, am the duly elected and acting ___________________ of Calbiochem-Novabiochem Corporation ("Borrower").

         This certificate is delivered pursuant to Section [2] [3] of that certain Supplement to Schedule to Loan Agreement (the "Supplement") together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (collectively, the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

         [Borrower is confirming its request for a Loan as follows:

         (a) The date on which the Loan is to be made is ______________, 19___.

         (b) The amount of the Loan is to be ___________________________
($__________), for an Interest Period of ___________ month[s].]

         [Borrower is confirming its request to convert Prime Rate Loans to LIBOR Rate Loans as follows:

         (a) The amount of the Loan to be converted from a Prime Rate Loan to a LIBOR Rate Loan is __________________________ and this amount conforms to the requirements of the Supplement.

         (b) The date on which such conversion is to be effected is ___________________, which is three Business Days from the date hereof.]

         [Borrower is confirming its request to continue existing an LIBOR Rate Loan with the following new Interest Period relating thereto and this request is being made at least three Business Days prior to the expiration of the current Interest Period relating to such Loan:

         The Interest Period relating to the continuation of existing LIBOR Rate Loans is to be _________________________.]

         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

         IN WITNESS WHEREOF, this Borrowing Certificate is executed by the undersigned as of this _________ day of ______________, 19___.

                                         Calbiochem-Novabiochem Corporation

                                         By:  ____________________________

                                                Title:________________________